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                                                                      Exhibit 11

                     HELEN OF TROY LIMITED AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

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
                                                      Three Months Ended                 Six Months Ended
                                                          August 31,                        August 31,
                                                     1996          1995                 1996         1995
                                                     ----          ----                 ----         ----
Primary earnings per Share:
       Weighted average number of
       common shares outstanding                  13,021,169     12,891,354           12,993,766     12,872,964

Increase in weighted average
       number of common shares outstanding
       due to options and warrants                   780,056        535,442              716,204        529,046

Weighted average number of
       common shares outstanding, as adjusted     13,801,225     13,426,796           13,709,970     13,402,010

Net earnings                                     $ 4,095,000    $ 3,357,000         $  6,497,000    $ 5,039,000

Net earnings per common and
       common equivalent share                        $  .30         $  .25               $  .47         $  .38

Fully Diluted Earnings per Share:
       Weighted average number of
       common shares outstanding                  13,021,169     12,891,354           12,993,766     12,872,964

Increase in weighted average
       number of common shares outstanding
       due to options and warrants                   803,402        558,280              801,326        582,036

Weighted average number of
       common shares outstanding, as adjusted     13,824,571     13,449,634           13,795,092     13,455,000

Net earnings                                     $ 4,095,000    $ 3,357,000          $ 6,497,000    $ 5,039,000

Net earnings per common and
       common equivalent share,
       assuming full dilution                         $  .30         $  .25               $  .47         $  .38
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